UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38167 (Commission File Number)	81-2402421 (IRS Employer Identification No.)
1720 Peachtree Street, Suite 629 Atlanta, GA (Address of principal executive offices)	30309 (Zip code)
(404) 239-2863 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

For the quarter ended September 30, 2022, the Company expects to report total revenue of approximately $4.6 million, representing approximately 13% year over year growth relative to the third quarter of 2021 (excluding the Computex business segment divested in March 2022). While the Company has not yet finalized its costs of revenue or other expenses for the third quarter, the Company has taken actions to date that it believes will result in annualized cost savings going forward of over $7 million, with partial impact expected to be realized in the third quarter of 2022 (and before related costs of implementation). These savings have been generated from the Company’s ongoing operating restructuring initiatives including, but not limited to, selective reductions in force and the negotiated conversion of certain material vendor support costs from fixed to variable expense thereby eliminating prior cost burdens related to previously expensed but unused capacity. In conjunction with the Company’s ongoing focus to enhance its enterprise value as a going concern business, the Company has also obtained the strategic and operating restructuring support services of SOLIC Capital Advisors and expects to pursue additional cost savings initiatives in the fourth quarter of 2022.

As of October 6, 2022, all of the shares of its common stock issuable pursuant to the terms of the Settlement Agreement dated as of September 26, 2022, as reported in the Current Report on Form 8-K filed by the Company on September 26, 2022 (the “Settlement Agreement”), had been issued in accordance with the terms of the Settlement Agreement. As a result, the Company’s senior secured convertible notes issued in April 2022 (the “Convertible Notes”) have been satisfied in full, and all liens and security interests granted to the holders of the Convertible Notes have been terminated and released. In addition, as previously reported, the Company’s Series A Warrants issued in November 2021, Series D Warrants issued in December 2021 and Warrants issued pursuant to a Securities Purchase Agreement dated as of February 28, 2022 (collectively, the “Existing Warrants”) have been canceled and terminated. Since the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter of 2022 (the “Q2 10-Q”) on August 16, 2022, the Company has issued an aggregate of 14,515,912 shares of its common stock (after giving effect to the reverse stock split implemented effective September 30, 2022) to the holders of the Convertible Notes, the Existing Warrants and the Company’s Series B convertible preferred stock (and, as previously disclosed, no shares of Series B convertible preferred stock remain outstanding as a result). During that same period, the Company canceled 913,361 shares (on a post-reverse split basis) of common stock previously held by Ribbon Communications Inc.

On October 10, 2022, the Company entered into an amendment to a Master Development Services Agreement with a significant suppler that converted an existing trade payable balance into a promissory note with a principal balance of approximately $2.43 million due the earlier of (i) March 31, 2023; (ii) a sale transaction by the Company requiring shareholder approval, including a transfer of a majority of the capital stock of Borrower; or (iii) a payment default by the Company. The promissory note is unsecured and bears interest at a rate of 6% per annum, compounded semi-annually. Additionally, the amended Master Development Services Agreement provides for new payment terms, with a $400,000 monthly prepayment for actual costs incurred (with any excess of that prepayment reducing the promissory note balance), changes to the notice provisions for work force reductions, and a new agreed loaded labor rate.

As previously disclosed, the Company has retained Northland Capital Markets to advise the Company in connection with the review of its strategic alternatives. The Company does not intend to make further public comment regarding these matters unless and until its Board of Directors has approved a specific transaction or alternative or otherwise concludes its review of strategic alternatives. No assurance can be given that the Company’s review of strategic alternatives will result in one or more transactions being entered into or consummated, or if any transaction is undertaken, as to its terms, structure or timing of such transaction. Furthermore, any ultimate sale transaction(s), if any, may require a shareholder or judicial approval process that may or may not result in such approval being obtained.

In support of its ongoing strategic, operating and capital restructuring initiatives the Company has incurred increased expenses associated with non-recurring items related to legal, operating, and financial advisory professional fee expenses. Since the filing of the Q2 10-Q, the Company sold 4,515,000 shares of common stock in its previously reported at-the-market equity offering (on a post-reverse split basis). As of October 11, 2022, taking into account the aforementioned shares previously issued, the Company has approximately 27.5 million shares of common stock outstanding.

The Company anticipates that it will need additional capital to fund its current operations including research and development and capital investment requirements until the Company scales to a revenue level that generates cash self-sufficiency. As a result, the Company needs to raise additional capital or secure debt funding to support on-going operations until such time. Any of the foregoing may not be available on favorable terms, if at all.

Cautionary Note Regarding Forward-Looking Statements

This document includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated financial results, cost savings and other future prospects and the Board’s review of potential strategic alternatives, including a potential sale of the Company’s business or selected assets, the timing of such review, and the possible outcomes of such review. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements, including as a result of the uncertainty associated with being able to identify, evaluate and complete any strategic transaction or alternative, the impact of the announcement of the Board’s review of strategic alternatives, as well as any strategic transaction or alternative that may be pursued, on the Company’s business, including its financial and operating results and its employees and clients. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s need for additional funding to continue as a going concern; the possibility that Nasdaq may delist the Company’s securities; changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the industries in which the Company operates; risks associated with the potential effects of COVID-19 on the Company’s business; ability to retain key personnel; and those factors discussed in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022 and quarterly report on Form 10-Q filed with the SEC on August 16, 2022, in each case under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this document. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
Name:	Kevin Keough
Title:	Chief Executive Officer

Date: October 11, 2022